

Taylor McGowan
tmcgowan@housecanary.com
6308901996
License: NMLS #12345

Your Company Name Here
123 Main Street
Boulder, CO 80211
www.housecanary.com

| PROPERTY ADDRESS | COUNTY | APN NUMBER |
|---|---|---|
| 4203 W Lierly Ln, Fayetteville, AR 72704 | Washington | 765-27112-000 |

# PROPERTY EXPLORER Executive Summary

| HOUSECANARY VALUE — High Confidence | HOUSECANARY RENTAL VALUE — High Confidence |
|---|---|
| **$217,801** $118/sq.ft. | **$1,583** $0.86/sq.ft. |
| **$208,408 - $227,194** | **$1,405 - $1,761** |
| $113/sq.ft. - $123/sq.ft. | $0.76/sq.ft. - $0.95/sq.ft. |
| MARKET STATUS **Seller's Market** | MSA 1YR RISK OF DECLINE **15.9%** Low |

## Subject Attributes

| PROPERTY TYPE | OWNER OCCUPIED | BEDROOMS | BATHS | GLA | LOT SIZE | YEAR BUILT | BASEMENT |
|---|---|---|---|---|---|---|---|
| Single Family Detached | Yes | 3 | 2 | 1850 | 9147 | 2010 | - |

## Recent Similar Comparables (Past 12 Months)



Value (In thousands)
$250
$200
$150
$100
$50
$0
Subject
1
2
3
4
5
6
7
8
9
10
Current Value
Sale Value
HC Value

| # | SALE PRICE | CURRENT VALUE | ADDRESS | SIMILARITY |
|---|---|---|---|---|
| 1 | $215,000 | $219,131 | 4200 W Mahogany Dr Fayetteville, AR 72704 | High |
| 2 | $219,000 | $222,888 | 4106 W Olive Tr... Fayetteville, AR 72704 | High |
| 3 | $245,000 | $255,844 | 3045 W Miramar Dr Fayetteville, AR 72704 | High |
| 4 | $230,000 | $232,242 | 2579 N Trafalge... Fayetteville, AR 72704 | High |
| 5 | $229,000 | $230,524 | 2874 N Seneca Ave Fayetteville, AR 72704 | High |
| 6 | $249,900 | $252,732 | 3512 W Earnhard... Fayetteville, AR 72704 | High |
| 7 | $200,000 | $201,835 | 5114 W Ridgebur... Fayetteville, AR 72704 | High |
| 8 | $191,500 | $192,644 | 3004 N Quartz Dr Fayetteville, AR 72704 | High |
| 9 | $225,000 | $225,485 | 3070 N Rutile Dr Fayetteville, AR 72704 | High |
| 10 | $220,000 | $220,013 | 3457 W Bayham Pl Fayetteville, AR 72704 | High |

## Value Forecast



Value
$300.0K
$250.0K
$200.0K
$150.0K
$100.0K
Past 5 year growth
3 year growth
2016
2017
2018
2019
2020
2021
2022
2023

| 1YR FORECAST GROWTH | 2YR FORECAST GROWTH | 3YR FORECAST GROWTH |
|---|---|---|
| 2.6% | 5.4% | 6.8% |
| $223,490 | $229,559 | $232,572 |

## Purchase History

| DATE | SALE PRICE |
|---|---|
| 07/29/2019 | $212,500 |
| 07/14/2016 | $181,000 |
| 07/02/2010 | $190,000 |

# Recent Similar Comparables (0-1year)


Wheeler
Weir Rd
Weir Rd
Wheeler Rd
N John Garrison Rd
N Double Springs Rd
Wheeler Rd
Adams Rd
Adams
N Hughmount Rd
W Salem Rd
Holcomb Elementary School
Holt Middle School
W Mt Comfort Rd
W Mt Comfort Rd
Red Oak Park
Bryce Davis Park
N Sunshine Rd
W Wedington Dr
White Rock
Fulbright Expy
N Shiloh Dr
Agricultural Park
Lewis Soccer Complex
N Sang Ave
© Mapbox, © OpenStreetMap
High Similarity
Moderate Similarity
Low Similarity
Subject

| # | SIMILARITY | DISTANCE | PROPERTY | SOLD | LIST | CURRENT VALUE | AGE | BEDS | BATHS | GLA | SITE AREA |
|---|---|---|---|---|---|---|---|---|---|---|---|
| - | - | - | **SUBJECT** | $212,500<br>07/2019 | -<br>- | $217,801 | 10 | 3 | 2 | 1850 | 9147 |
| 1 | High | 0.29mi | 4200 W Mahogany Dr<br>Fayetteville, AR 72704 | $215,000<br>08/2019 | -<br>- | $219,131 | 11 | 3 | 2 | 1815 | 9583 |
| 2 | High | 0.44mi | 4106 W Olive Tree Dr<br>Fayetteville, AR 72704 | $219,000<br>09/2019 | -<br>- | $222,888 | 14 | 4 | 2 | 1937 | 8276 |
| 3 | High | 0.96mi | 3045 W Miramar Dr<br>Fayetteville, AR 72704 | $245,000<br>11/2019 | -<br>- | $255,844 | 8 | 3 | 2 | 1813 | 12196 |
| 4 | High | 0.71mi | 2579 N Trafalger Dr<br>Fayetteville, AR 72704 | $230,000<br>12/2019 | -<br>- | $232,242 | 13 | 3 | 2 | 1811 | 10018 |
| 5 | High | 0.15mi | 2874 N Seneca Ave<br>Fayetteville, AR 72704 | $229,000<br>02/2020 | -<br>- | $230,524 | 6 | 3 | 2 | 1898 | 10454 |
| 6 | High | 0.75mi | 3512 W Earnhardt Dr<br>Fayetteville, AR 72704 | $249,900<br>11/2019 | -<br>- | $252,732 | 12 | 3 | 2.5 | 1878 | - |
| 7 | High | 1.6mi | 5114 W Ridgebury Pl<br>Fayetteville, AR 72704 | $200,000<br>01/2020 | -<br>- | $201,835 | 13 | 4 | 2 | 1890 | 9800 |
| 8 | High | 0.84mi | 3004 N Quartz Dr<br>Fayetteville, AR 72704 | $191,500<br>02/2020 | -<br>- | $192,644 | 23 | 3 | 2 | 1852 | 10890 |
| 9 | High | 0.72mi | 3070 N Rutile Dr<br>Fayetteville, AR 72704 | $225,000<br>04/2020 | -<br>- | $225,485 | 19 | 4 | 2 | 1858 | 13068 |
| 10 | High | 0.9mi | 3457 W Bayham Pl<br>Fayetteville, AR 72704 | $220,000<br>05/2020 | -<br>- | $220,013 | 14 | 3 | 2 | 1798 | - |

# Active Listings


Northwest Arkansas Regional Airport
Beaver Lake
Springdale
Fayetteville
© Mapbox, © OpenStreetMap
High Similarity
Moderate Similarity
Low Similarity
Subject

| # | SIMILARITY | DISTANCE | PROPERTY | LIST PRICE | LIST DATE | AGE | BEDS | BATHS | GLA | SITE AREA | DAYS ON MARKET |
|---|---|---|---|---|---|---|---|---|---|---|---|
| - | - | - | **SUBJECT** | - | - | 10 | 3 | 2 | 1850 | 9147 | - |
| 1 | Low | 14.12mi | 22684 Raymond St<br>Springdale, AR 72764 | $399,900 | 05/2020 | 3 | 2 | 2 | 2240 | - | 28 |
| 2 | Low | 10.06mi | 16670 E Hewitt Springs Rd<br>Unit WC570, Springdale, AR 72764 | $169,100 | 03/2020 | 66 | 5 | 2.5 | 2352 | 172497 | 80 |
| 3 | Low | 10.99mi | 13254 N Gaiche Rd<br>Gentry, AR 72734 | $1,890,000 | 07/2019 | 23 | 3 | - | 1216 | 1524600 | 335 |

# Historical Similar Comparables (0-4years)


Wheeler
Wheeler Rd
N Salem Rd
W Mt Comfort Rd
Fulbright Exwy
N Shiloh Dr
W Wedington Dr
White Rock
N Sang Ave
© Mapbox, © OpenStreetMap
1
2
3
4
5
6
7
8
9
10
High Similarity
Moderate Similarity
Low Similarity
Subject

| # | SIMILARITY | DISTANCE | PROPERTY | SOLD | LIST | CURRENT VALUE | AGE | BEDS | BATHS | GLA | SITE AREA |
|---|---|---|---|---|---|---|---|---|---|---|---|
| - | - | - | **SUBJECT** | $212,500<br>07/2019 | -<br>- | $217,801 | 10 | 3 | 2 | 1850 | 9147 |
| 1 | High | 0.29mi | 4200 W Mahogany Dr<br>Fayetteville, AR 72704 | $215,000<br>08/2019 | -<br>- | $219,131 | 11 | 3 | 2 | 1815 | 9583 |
| 2 | High | 1.08mi | 2923 W Verona Ln<br>Fayetteville, AR 72704 | $249,500<br>07/2019 | -<br>- | $254,416 | 9 | 3 | 2 | 1859 | 8407 |
| 3 | High | 0.44mi | 4106 W Olive Tree Dr<br>Fayetteville, AR 72704 | $219,000<br>09/2019 | -<br>- | $222,888 | 14 | 4 | 2 | 1937 | 8276 |
| 4 | High | 0.96mi | 3045 W Miramar Dr<br>Fayetteville, AR 72704 | $245,000<br>11/2019 | -<br>- | $255,844 | 8 | 3 | 2 | 1813 | 12196 |
| 5 | High | 0.05mi | 2958 N Cassius Ln<br>Fayetteville, AR 72704 | $205,000<br>05/2019 | -<br>- | $210,615 | 10 | 3 | 2 | 1752 | 8712 |
| 6 | High | 0.71mi | 2579 N Trafalger Dr<br>Fayetteville, AR 72704 | $230,000<br>12/2019 | -<br>- | $232,242 | 13 | 3 | 2 | 1811 | 10018 |
| 7 | High | 0.15mi | 2874 N Seneca Ave<br>Fayetteville, AR 72704 | $229,000<br>02/2020 | -<br>- | $230,524 | 6 | 3 | 2 | 1898 | 10454 |
| 8 | High | 0.75mi | 3512 W Earnhardt Dr<br>Fayetteville, AR 72704 | $249,900<br>11/2019 | -<br>- | $252,732 | 12 | 3 | 2.5 | 1878 | - |
| 9 | High | 1.6mi | 5114 W Ridgebury Pl<br>Fayetteville, AR 72704 | $200,000<br>01/2020 | -<br>- | $201,835 | 13 | 4 | 2 | 1890 | 9800 |
| 10 | High | 0.84mi | 3004 N Quartz Dr<br>Fayetteville, AR 72704 | $191,500<br>02/2020 | -<br>- | $192,644 | 23 | 3 | 2 | 1852 | 10890 |

# Nearby Properties

# of nearby properties    Subject property

## Gross Living Area (sq. ft.)


175
150
125
100
75
50
25
0
Properties
912.0 - 1.3K
1.3K - 1.6K
1.6K - 2.0K
2.0K - 2.3K
2.3K - 2.7K
2.7K - 3.0K
3.0K - 3.4K
3.4K - 3.7K
3.7K - 4.1K
4.1K - 5.7K
Square feet

## Site Area (sq. ft.)


500
400
300
200
100
0
Properties
435.0 - 17.7K
17.7K - 34.9K
34.9K - 52.2K
52.2K - 69.4K
86.7K - 103.9K
121.2K - 138.4K
155.7K - 172.9K
172.9K - 1.5M
Square feet

## Nearby Properties

# of nearby properties    Subject property

### Bedrooms


400
300
200
100
0
Properties
2
3
4
5 - 7
Bedrooms

### Bathrooms


500
400
300
200
100
0
Properties
1
2
3
4
5
Bathrooms

### Age


200
150
100
50
0
Properties
1 - 6
6 - 11
11 - 16
16 - 21
21 - 26
26 - 31
31 - 36
36 - 41
41 - 46
46 - 51
51 - 173
Age (in years)

# Market Analysis - 72704

## Days on Market - Sold or De-listed Properties


100
90
80
70
60
50
40
30
2015
2016
2017
2018
2019
2020

| THIS MONTH LAST YEAR | THIS MONTH |
|---|---|
| 59 | 49 |

## Months of Supply


4.5
4.0
3.5
3.0
2.5
2.0
1.5
2015
2016
2017
2018
2019
2020

| THIS MONTH LAST YEAR | THIS MONTH |
|---|---|
| 1.9 | 2 |

## Market Index


100
80
60
40
20
0
2015
2016
2017
2018
2019
2020
Strong Seller's
Seller's
Buyer's
Strong Buyer's

| THIS MONTH LAST YEAR | THIS MONTH |
|---|---|
| 67 | 68 |

## 1 Year risk of decline


Low Risk
High Risk

| THIS MONTH LAST YEAR | THIS MONTH |
|---|---|
| 8.9% | 21.1% |

MARKET STATUS
**Seller’s Market**

RISK LEVEL
**Low**

## Photos

1. 

## Glossary

| | |
|---|---|
| **Active** | Active listings within a 1 year timeframe near the subject property.<br>Source: Local MLS |
| **Current Value** | Current Value of the similar property represents HouseCanary's most recent value estimate of the respective property. HouseCanary's valuation model adjusts for price changes through time with a proprietary block level home price appreciation index.<br>Source: Public Record, HouseCanary Automated Valuation Model |
| **Days on Market** | The current days on market is the average number of days since listing for all current listings on the market for the given geography. The calculation represents a 13-week rolling average to minimize rapid swings in the data.<br>Source: Local MLS, HouseCanary analysis |
| **Historical Similar Comparables** | Similar comparables within a 4-year timeframe close to the subject property.<br>Source: Public Record, HouseCanary Home Price Index |
| **HouseCanary Rental Value** | We value this property's monthly rent at $1,583. The rental price will likely fall between $1,405 and $1,761. This is HouseCanary's estimated monthly rental value for this home. It is not a formal appraisal. This estimate is based on our market knowledge, and it should be used as a starting point to determine a home's rent.<br>Source: HouseCanary analysis |
| **HouseCanary Value** | We value this property at $217,801. The sales price will likely fall between $208,408 and $227,194. This is HouseCanary's estimated market value for this home. It is not a formal appraisal. This estimate is based on our market knowledge, and it should be used as a starting point to determine a home's value.<br>Source: HouseCanary analysis |
| **Market Index** | The market index is designed to measure supply versus demand at a local zip code level. The index ranges from 0-100 where values of 41-60 indicate a market in equilibrium (neutral). Values above 61 indicate that demand exceeds supply, and that the local area is a seller's market. Values below 41 indicate that supply exceeds demand, and that the local area is a buyer's market. Demand is measured using indicators such as sales volume, changes in listing prices, and days on market. Supply is measured using indicators such as inventory and the number of new listings.<br>Source: Local MLS, HouseCanary analysis |
| **Market Status** | The market status is the summary conclusion on the market index. Specifically whether the market is currently classified as a buyer's market, seller's market or neutral. For more details see market index definition.<br>Source: Local MLS, HouseCanary analysis |
| **Months of Supply** | The months of supply is a metric to reflect the pace at which listing inventory is turning over in the local market. The calculation reflects the total listings on the market divided by the 3-month rolling average of sales volume. Generally, less than 5 months of supply is considered inflationary due to the constrained nature of listings available for sale. A value greater than 7 months of supply is typically considered oversupplied and deflationary.<br>Source: Local MLS, HouseCanary analysis |
| **MSA 1yr risk of decline** | The one year risk of decline is a proprietary HouseCanary metric that measures the probability that this market's median home prices will be lower 12 months from now than the current market median price. This one-year chance of loss is derived through HouseCanary's multivariate time series models using a combination of fundamental and technical indicators.<br>Source: Local MLS, HouseCanary analysis |
| **Nearby Properties** | All nearby properties and associated attributes. This chart allows for comparison of the subject property attributes with nearby properties.<br>Source: Public Record, HouseCanary analysis |

# Glossary Contd.

| | |
|---|---|
| **Non-disclosure state** | In non-disclosure states (or counties) both the transaction sales price and date may be unavailable. This is because these states are not required or cannot legally disclose such information to the public. As a result, HouseCanary relies on other sources (like MLS) to complement the data when possible.<br><br>The following fourteen states are considered non-disclosure: Alaska, Idaho, Indiana, Kansas, Louisiana, Mississippi, Missouri (certain counties), Montana, New Mexico, North Dakota, Texas, Utah and Wyoming.<br><br>Source: Public Record, MLS |
| **Owner Occupancy** | Owner occupancy indicates whether the owner of the home is the primary resident.<br><br>Source: Public Record |
| **Property Type** | Property Type indicates the classification of the building based upon public record information. HouseCanary has normalized property type information into five groupings: Single Family Detached, Condominium, Townhouse, Manufactured/Mobile Home and Multifamily. Note that buildings that do not fall into these categories, i.e. apartment houses, highrise apartments, etc. will not be mapped into one of these categories.<br><br>Source: Public Record |
| **Recent Similar Comparables** | Similar comparables within a 1-year timeframe close to the subject property.<br><br>Source: Public Record, HouseCanary analysis |
| **Similarity Level** | HouseCanary proprietary score calculated via multivariate analysis using a combination of geographic information and key property characteristics such as bedrooms, square footage, lot size, etc. The measure defines similarity of comparable properties relative to the subject property.<br><br>Source: Public Record, MLS, HouseCanary analysis |
| **Valuation Suitability Score** | HouseCanary's valuation suitability score is measured in percentage terms relative to the estimated price. This score allows for comparison of accuracy on two or more properties regardless of the magnitude of the individual price estimates. Formally, if the Valuation Suitability Score is $X$ and the estimated price is $P$, then the lower price bound approximately equals $P*(X/100)$ and the upper price bound approximately equals $P*(2-(X/100))$. Scores over 85 imply high model accuracy, scores between 70-85 imply average model accuracy, and scores below 70 imply low model accuracy.<br><br>Source: Public Record, MLS, HouseCanary analysis |

# Data Sources

HouseCanary accesses up-to-date data from county recorders and local MLS's. Recency of certain data is reflected by the effective date on the report. We use this data combined with HouseCanary proprietary analytics to bring you the most comprehensive, simple and accurate Property Explorer for every property.

For questions, please contact HouseCanary at support@housecanary.com.

# Disclaimer

This Property Explorer is provided solely for general business information purposes. No advisory, fiduciary or other relationship is created by any acceptance or use of this Property Explorer. The inclusion of this Property Explorer with any other materials does not constitute an endorsement by HouseCanary of any third party or any third party's products or services. The projected market, valuation and financial information, conclusions and other information contained in this Property Explorer are based upon tested methodologies for accuracy. However, such information and conclusions are not definitive forecasts, appraisals or opinions of valuations. All such information and conclusions are stated in terms of probability of likelihood based on market factors and information submitted to HouseCanary, and such information and conclusions are not guaranteed by HouseCanary and should not be construed as a certified appraisal or valuation, or investment advice, or relied upon for critical decision making. HouseCanary uses or has used public and/or confidential data and assumptions provided to HouseCanary by third parties, and HouseCanary has not independently verified the data and assumptions used in these analyses or data sets. Attributes for properties may be inaccurate because county assessor and MLS data does not always include recent additions and/or modifications to property structure. Changes in the underlying data or operating assumptions, or any loss of access to any one or more sources will clearly impact the analyses, information and conclusions set forth in this Property Explorer.